SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) August 1, 2006

NETWORK INSTALLATION CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-25499	88-0390360
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5625 Arville, Suite E Las Vegas, Nevada 89118
(Address of principal executive offices) (Zip Code)

(702) 889-8777
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report

Item 1.01 Entry Into a Material Definitive Agreement

On August 1, 2006, Network Installation Corp. (“NWKI”) and its subsidiary, Kelley Communication Corp. (together with NWKI, the “Company”) entered into a Loan Restructure Agreement (the “Restructuring Agreement”) with Dutchess Private Equities Fund LP, Dutchess Private Equities Fund II LP and Dutchess Advisors Ltd. (collectively “Dutchess”) pursuant to which the Company restructured the terms of its outstanding loans from Dutchess.

Pursuant to the terms of the Restructuring Agreement, which is effective June 30, 2006:

•

All of the Company’s outstanding loans from Dutchess pursuant to certain loan documents between the Company and Dutchess from and after 2003 (the “Loan Documents”) totaling approximately $7,300,000 in face amount with approximately $500,000 of accrued interest as of June 30, 2006 are superceded by a Promissory Note (the “New Note”) dated August 1, 2006 by the Company in favor of Dutchess in the principal amount of $6,254,960;

•	The New Note bears interest at a rate of 7% per annum and is secured by all the assets of the Company. Payments on the New Note are to be made as follows:

Month	Monthly Payment Amount

August 1, 2006-December 1, 2006	$15,000
January 1, 2007 – September 1, 2007	$50,000
October 1, 2007-June 1, 2008	$75,000
July 1, 2008 - March 1, 2009	$100,000
April 1, 2009-December 1, 2009	$125,000
January 1, 2010 – September 1, 2010	$150,000
October 1, 2010 – June 1, 2011	$175,000

A final balloon payment in the amount of $1,460,641.86 is due on July 1, 2011.

•

All convertible debentures and warrants issued to Dutchess pursuant to the terms of the Loan Documents were cancelled and are required to be surrendered to the Company. This included warrants to purchase approximately 5,729,000 shares of NWKI common stock;

•

The Company is prohibited from granting a lien against or security interest in any of the assets of the Company that are subject to any lien or security interest of Dutchess without Dutchess’ prior written consent;

•

The Company is prohibited from borrowing money or selling stock of NWKI, which borrowing or sale either alone or aggregated during any 6-month period exceeds $250,000, without Dutchess’ prior written consent;

•

If the Company borrows funds or raises capital from the sale of the stock of NWKI from a person other than Dutchess and the proceeds from such financing exceed $3,500,000, the Company is required to pay Dutchess 50% of the proceeds from such financing that exceed $3,500,000 up to the unpaid balance of the New Note, as a principal prepayment on the New Note;

•

If the Company’s earnings on a consolidated basis during any calendar year exceed one-million dollars ($1,000,000) (i) before interest, taxes, depreciation and amortization, but (ii) after deduction of all principal and interest payments on outstanding debts, other than prepayments to Dutchess mandated by Restructuring Agreement (the “Excess Earnings”), the Company is required to pay to Dutchess 33% of the Excess Earnings, up to the unpaid balance of the New Note, as a principal prepayment on the New Note;

•

The Company is prohibited from selling any of its assets (other than assets sold in the ordinary course of business) without Dutchess’ prior written consent (an “Asset Sale”). In the event of an Asset Sale, the Company is required to pay to Dutchess 33% of the proceeds of the Asset Sale (after the fees and expenses associated with the Asset Sale), up to the unpaid balance of the New Note, as a prepayment on the New Note;

•	Dutchess waived any default that had occurred under the Loan Documents prior to the date of the Restructuring Agreement;

•	Dutchess waived all penalties and premiums that had accrued under the Loan Documents prior to the date of the Restructuring Agreement;

•	Dutchess waived any obligation to register any securities of the Company imposed by the Loan Documents prior to the date of the Restructuring Agreement;

•

Similar provisions in other agreements between the Company and Dutchess providing for (i) payments of premiums, penalties, liquidated damages or additional expenses by the Company, (ii) restrictions on the Company’s rights to issue securities and (iii) requiring the Company to issue securities to Dutchess in satisfaction of debt or otherwise were waived by Dutchess; and

•

In the event of a default under the Restructuring Agreement or the New Note, Dutchess has the right to (1) declare the full unpaid balance of the New Note to be immediately due and payable, and (2) reinstate and enforce its rights under the Loan Documents, including conversion into shares of the Company’s stock. All other rights, representations and warranties would survive and be governed as agreed pursuant to the Loan Documents. In the event of a default, the Company would be obligated to issue to Dutchess stock and warrants for stock of the Company as provided in the Loan Agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORK INSTALLATION CORP.
August 7, 2006	/s/ Jeffrey R. Hultman Jeffrey R. Hultman President and Chief Executive Officer

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